CONSULTANTS COMPENSATION AGREEMENT NO. 1

          THIS CONSULTANT COMPENSATION AGREEMENT (the "Plan") is made this
3rd day of June, 1998, among Seafoods Plus, Ltd., a Utah corporation ("Seafoods"), and Leonard W. Burningham, Esq., Kathleen L. Morrison, Jason Osborn and Terry Hardman, who have executed and delivered this Plan by the execution and delivery of the Counterpart Signature Pages which are designated as Exhibits "A," "B," "C" and "D" hereof (the "Consultants").

          WHEREAS, the Board of Directors of Seafoods has adopted a written compensation agreement for compensation of four individual Consultants who are natural persons; and

          WHEREAS, Seafoods has engaged the Consultants to provide services at the request of and subject to the satisfaction of its management; and

          WHEREAS, the Consultants have provided services at the request and subject to the approval of the management of Seafoods; and

          WHEREAS, a general description of the nature of the services performed by the Consultants and the maximum value of such services under this Plan are listed in the Counterpart Signature Pages; and

          WHEREAS, Seafoods and the Consultants intend that this Plan and the services performed hereunder shall be made, requested and performed in such a manner that this Plan shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which Seafoods may issue "freely tradeable" shares of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by Seafoods;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                            Section 1

                        Compensation Plan

          1.1 Employment. Seafoods hereby employs the Consultants and the Consultants hereby accept such employment, and have and will perform the services requested by management of Seafoods to its satisfaction during the term hereof. The services performed by the Consultants hereunder have been and will be personally rendered by the Consultants, and no one acting for or on behalf of the Consultants, except those persons normally employed by the Consultants in rendering services to others, such as secretaries, bookkeepers and the like.

          1.2 Independent Contractors. Regardless of the Consultants's status as an "employee" under Rule 405 of the Commission, all services rendered by the Consultants hereunder have been rendered as an independent contractor, and the Consultants shall be liable for any FICA taxes, withholding or other similar taxes or charges, and the Consultants shall indemnify and hold Seafoods harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by the Consultants in computing the billable rate for the services the Consultants has rendered and agreed to render to Seafoods.

          1.3 Term. All services performed at the request of Seafoods by the Consultants shall have been performed within 120 days from the date hereof, at which time this Plan shall terminate, unless otherwise provided herein; provided, however, this Plan may be extended for an additional 120 day period by written agreement of Seafoods and the Consultants.

          1.4 Payment. Seafoods and the Consultants agree that Seafoods shall pay the invoice of the Consultants for the services performed under this Plan by the issuance of shares of its common stock at the price per share listed in the respective Counterpart Signature Pages; provided, however, such shares of common stock shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.5 Invoices for Services. On the completion of rendering the services performed by the Consultants hereunder, the Consultants shall provide Seafoods with a written invoice detailing the services duly performed. Such invoice shall be paid by Seafoods in accordance with Section 1.4 above, subject to the satisfaction of the management of Seafoods that the services have been performed, and to the extent performed, that the performance was in a satisfactory manner. The submission of an invoice for the services performed by the Consultants shall be deemed to be a subscription by the Consultants to purchase shares of common stock of Seafoods at the price outlined in Section 1.4 above, subject only to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.6 Common Stock Price. To the extent deemed required or necessary and for all purposes of this Plan, the Consultants shall have an "option" covering such shares of common stock at the per share price set forth in paragraph 1.4 above during the term hereof; the Consultants assumes the risk of any decrease in the per share price or value of the shares of common stock of Seafoods that may be issued by Seafoods for services performed by the Consultants hereunder, and the Consultants agrees that any such decrease shall in no way affect the rights, obligations or duties of the Consultants hereunder.

          1.7 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of Seafoods shall be services related to any "capital raising" transaction.

          1.8 Delivery of Shares. On submission of an invoice for services actually performed by the Consultants, and duly verified to the satisfaction of Seafoods, and subject to the filing and effectiveness of a Registration Statement on Form S-8 of the Commission covering such shares, one or more stock certificates representing such shares shall be delivered to the Consultants at the addresses listed on the Counterpart Signature Page, unless another address shall be provided to Seafoods in writing prior to the issuance of such shares.

          1.9  Adjustments in the Number of Shares of Common Stock and
Price Per Share. Seafoods and the Consultants agree that the per share price of shares of common stock that may be issued by Seafoods to the Consultants for services performed under this Plan has been arbitrarily set by Seafoods; however, in the event Seafoods shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock of Seafoods prior to the issuance of shares to the Consultants, that the per share price and the number of shares issuable to the Consultants for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

          1.10 Effective Date. The Effective Date of the Plan for the Consultants shall be the date set forth on the Counterpart Signature Page.

                            Section 2

            Representations and Warranties of Seafoods

          Seafoods represents and warrants to, and covenants with, the Consultants as follows:

          2.1 Corporate Status. Seafoods is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          2.2 Compensation Plan. The Board of Directors of Seafoods has duly adopted a Compensation Plan as defined in Rule 405 of the Commission pursuant to which Seafoods may issue "freely tradeable" shares of its common stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by Seafoods.

          2.3 Registration Statement on Form S-8. Seafoods shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the shares of common stock to be issued under the Plan; shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which such Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of Seafoods; and Seafoods will provide to the Consultants prior to the issuance and delivery of any such shares of common stock a copy of such Registration Statement, the Compensation Plan adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

          2.4 Federal and State Securities Laws, Rules and Regulations. Seafoods shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such shares of common stock.

          2.5 Limitation on Services. Seafoods shall not request the Consultants to perform any services in connection with any "capital raising" transaction under this Plan.

          2.6 Reports With the Commission. Seafoods is required to file reports with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Seafoods has or will file with the Commission all reports required to be filed by it forthwith, and such reports are or will be true and correct in every material respect.

          2.7 Corporate Authority and Due Authorization. Seafoods has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder. Execution of this Plan and performance by Seafoods hereunder have been duly authorized by all requisite corporate action on the part of Seafoods, and this Plan constitutes a valid and binding obligation of Seafoods and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Seafoods.

                            Section 3

        Representations and Warranties of the Consultants

          The Consultants represent and warrant to, and covenant with, Seafoods as follows:

          3.1 Employment. The Consultants hereby accept employment by Seafoods for the services performed pursuant to this Agreement. The services performed by the Consultants hereunder have been personally rendered by the Consultants, and no one acting for or on behalf of the Consultants.

          3.2 Sophisticated Investors. The Consultants represent and warrant that, by reason of income, net assets, education, background and business acumen, the Consultants have the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of Seafoods, either singly or through the aid and assistance of a competent professional, and is fully capable of bearing the economic risk of loss of the total investment of services.

          3.3 Suitability of Investment. Prior to the execution of this Plan, the Consultants shall have provided the services outlined in the Counterpart Signature Page to Seafoods, and the Consultants, singly, or through the advice of a competent professional, fully believe that an investment in shares of common stock of Seafoods is a suitable investment for the Consultants.

          3.4 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of Seafoods shall be services related to any "capital raising" transaction.

          3.5 Authority and Authorization. The Consultants have full power and authority to enter into this Plan and carry out the obligations hereunder. Execution of this Plan and performance by the Consultants hereunder constitutes a valid and binding obligation of the Consultants and performance hereunder will not violate any other agreement to which the Consultants are party.

                            Section 4

                            Indemnity

          Seafoods and the Consultants agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of Seafoods to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

                            Section 5

                           Termination

          Prior to the performance of services hereunder, this Plan may be terminated (1) by mutual consent of Seafoods and the respective Consultants in writing; (2) by either the Directors of Seafoods or the respective Consultants if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; and (3) shall automatically terminate at the expiration of the term hereof, provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of Seafoods to pay for any services actually rendered by the Consultants hereunder shall survive any such termination.

                            Section 6

                        General Provisions

          6.1 Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Plan.

          6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

          If to Seafoods:          Seafoods, Inc.
                              5525 South 900 East, #110
                              Salt Lake City, Utah  84117

          If to Consultants:  The addresses listed on the
                              Counterpart Signature Page

          6.3 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          6.4 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

          6.5 Governing law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Utah, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

          6.6 Assignment. Neither Seafoods nor the Consultants can assign any rights, duties or obligations under this Plan, and in the event of any such assignment, such assignment shall be deemed null and void.

          6.7 Counterparts. This Plan may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Plan effective the day and year first above written.


                         SEAFOODS PLUS, LTD., a Utah corporation

                         By   /s/ Kathleen L. Morrison, President

                          EXHIBIT "A"

             CONSULTANT COMPENSATION AGREEMENT NO. 1

                    COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Seafoods and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:

                                   Leonard W. Burningham, Esq.
                                   455 East 500 South, Suite 205
                                   Salt Lake City, Utah  84111

Date: 6/3/98                       /s/ Leonard W. Burningham

                                                Number of Shares and
                                             Maximum Value
                                               of Services
General Description of Services                   to be Performed

Preparation of Agreement and Plan of                 63,068 shares
Reorganization, related exhibits and                   $10,000
Consents and miscellaneous documentation regarding same

                           EXHIBIT "B"

             CONSULTANT COMPENSATION AGREEMENT NO. 1

                    COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Seafoods and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:

                                   Kathleen L. Morrison
                                   5525 South 900 East, #110
                                   Salt Lake City, Utah 84117

Date: 6/3/98                       /s/ Kathleen L. Morrison

                                                 Number of Shares and
                                             Maximum Value
                                               of Services
General Description of Services                   to be Performed

Attendance at meetings and review of                1,000 shares
all documentation respecting the Agreement            $150.00
and Plan of Reorganization prepared by
Leonard W. Burningham, Esq., and related exhibits and instruments

                           EXHIBIT "C"

             CONSULTANT COMPENSATION AGREEMENT NO. 1

                    COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Seafoods and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:

                                   Jason Osborn
                                   5525 South 900 East, #110
                                   Salt Lake City, Utah 84117

Date: 6/3/98                       /s/  Jason Osborn

                                                     Number of Shares and
                                             Maximum Value
                                               of Services
General Description of Services                   to be Performed

Attendance at meetings and review of                1,000 shares
all documentation respecting the Agreement            $150.00
and Plan of Reorganization prepared by
Leonard W. Burningham, Esq., and related exhibits and instruments

                           EXHIBIT "D"

             CONSULTANT COMPENSATION AGREEMENT NO. 1

                    COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Seafoods and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:

                                   Terry Hardman
                                   5525 South 900 East, #110
                                   Salt Lake City, Utah 84117

Date: 6/3/98                       /s/ Terry Hardman

                                                  Number of Shares and
                                             Maximum Value
                                               of Services
General Description of Services                   to be Performed

Attendance at meetings and review of                1,000 shares
all documentation respecting the Agreement            $150.00
and Plan of Reorganization prepared by
Leonard W. Burningham, Esq., and related exhibits and instruments